Exhibit 99.1

GNC and Hayao Reach Agreement for Funding of $300 Million Strategic Investment

Initial $100 Million Funding by November 9, 2018

Subsequent Fundings Planned for December 2018 and February 2019

Definitive Terms for China Joint Venture Finalized

PITTSBURGH, November 7, 2018 /Globe Newswire/—GNC Holdings, Inc. (NYSE: GNC) announced today that it has reached an agreement with Harbin Pharmaceutical Group Co., Ltd. (“Hayao”) for the funding of Hayao’s previously announced $300 million strategic investment in GNC (the “Amendment”) and has entered into definitive documentation (the “JV Framework Agreement”) with respect to joint ventures in Hong Kong and China (collectively, the “China JV”).

Pursuant to the Amendment, Hayao’s $300 million investment in GNC will be funded in three separate tranches: (i) an initial $100 million investment to be made by November 9, 2018 (the “Initial Closing”), (ii) an additional $50 million investment to be made by December 28, 2018 (the “First Subsequent Closing”) and (iii) a final approximately $150 million investment to be made by February 13, 2019 (the “Second Subsequent Closing”). The economic terms for Hayao’s $300 million investment have not changed. The Amendment also provides that Hayao will be entitled to designate two directors to the GNC board after completion of the Initial Closing, increasing to an aggregate of five directors after completion of the Second Subsequent Closing.

The execution of the JV Framework Agreement satisfies the closing condition related to the definitive documentation of the China JV. In addition, Hayao has advised GNC that the required foreign exchange registration with the State Administration of Foreign Exchange (SAFE) for the People’s Republic of China has been completed. The companies expect to complete the Initial Closing by November 9, 2018, subject to satisfaction of customary closing date conditions. Each of the First Subsequent Closing and the Second Subsequent Closing are subject to customary closing conditions. The formation and completion of the China JV is conditioned upon completion of the Second Subsequent Closing. There can be no assurance that the remaining applicable closing conditions will be satisfied or waived within the timeframes described above.

About Us

GNC Holdings, Inc. (NYSE: GNC), headquartered in Pittsburgh, PA—is a leading specialty health, wellness and performance retailer.

GNC connects customers to their best selves by offering a premium assortment of health, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.

GNC’s diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2018, GNC had approximately 8,800 locations, of which approximately 6,600 retail locations are in the United States (including approximately 2,400 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to (1) conditions to the closing of the Hayao transaction, including the Initial Closing, the First Subsequent Closing and the Second Subsequent Closing, may not be satisfied and required regulatory approval may not be obtained; (2) the Hayao transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the Hayao transaction; (4) the outcome of any legal proceedings related to the Hayao transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement with Hayao; or (7) other risks to consummation of the Hayao transaction, including the risk that the Hayao transaction, the Initial Closing, the First Subsequent Closing and/or the Second Subsequent Closing will not be consummated within the expected time period or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Contacts

Investors: Matt Milanovich, Senior Director—Investor Relations, Strategy & Analysis, (412) 402-7260; or John Mills, Partner—ICR, (646) 277-1254